LATEST DRILLING RESULTS CONFIRM UNDERGROUND POTENTIAL AT LOULO

New York, 1 June 2004 (LSE: RRS) (NASDAQ: GOLD) - Latest assay results from the ongoing deep drilling programme at the Yalea deposit at Randgold Resources'
Loulo project in Mali continue to demonstrate continuity of mineralisation along strike and down dip, confirming significant potential to extend the projected mine life to 15 years or more.

Loulo is currently being developed as an opencast mine, due to go into production in July next year and planned to produce above 200 000 ounces of gold per year over a six-year life-of-mine. In tandem with this development, the company's project and evaluation team together with SRK Consulting are undertaking a prefeasibility study on the potential for extending the mine underground. This is scheduled for completion in July this year, with a full feasibility planned by the year-end.

"Loulo is in fact turning into two projects in one - the opencast operation on which it was banked and the very exciting underground potential we're currently defining, along with the satellite orebodies," chief executive Dr Mark Bristow said today. "Indications are that Loulo could grow into a long-life, medium-sized producer. It's not inconceivable that these orebodies will continue to a depth below 1 000 metres, which would make it one of the best projects of its kind in Africa at present."

Of the 16 deep diamond drill holes drilled to date at Yalea, seven have been drilled to depths of between 400 and 500 metres below surface and have delineated the depth projection of high-grade payshoots from surface, intersecting strong sulphide mineralisation over true widths of between 3 and 36 metres with grades ranging up to 40g/t. The orebody remains open to the north and south and at depth.

The deep northern portion of the deposit has particularly significant potential with seven holes displaying the following selected intercepts: 7.3m@18.47g/t,
3.7m@23.97g/t, 4m@10.21g/t, 12m@18.56g/t, 25m@13.45g/t, 13.6m@28.3g/t and
14m@8.58g/t over a strike length of 750 metres

YALEA DEEP DRILL RESULTS (listed from south to north)

-------------------------------------------------------------------------------------------------------------------------
Section               Hole number        From      To        Length (m)    Au g/t    Depth below        Comments
                                                                                     surface
-------------------------------------------------------------------------------------------------------------------------

1441330               YDH126             373.0     379.0     6.0           6.80      318
-------------------------------------------------------------------------------------------------------------------------
1441440               YDH122             317.0     349.0     32.0          10.94     256
-------------------------------------------------------------------------------------------------------------------------
1441530               YDH123             329.0     334.0     5.0           7.44      278
-------------------------------------------------------------------------------------------------------------------------
1441620               YDH124             268.0     278.5     10.5          7.42      224
-------------------------------------------------------------------------------------------------------------------------
1441740               YDH125             336.0     344.0     8.0           4.15      278
-------------------------------------------------------------------------------------------------------------------------
1441840*              YDH137             501.0     514.0     13.0          1.69      448                Faulted
                                                                                                        Inter-section
-------------------------------------------------------------------------------------------------------------------------
1441930               YDH143             616.7     624.0     7.3           18.47     510
-------------------------------------------------------------------------------------------------------------------------
1441940               YDH127             357.0     372.0     15.0          5.25      301
-------------------------------------------------------------------------------------------------------------------------
1442050               YDH136             586.4     590.1     3.7           23.97     484
-------------------------------------------------------------------------------------------------------------------------
1442190*              YDH142             546.0     550.0     4.0           10.21     439
-------------------------------------------------------------------------------------------------------------------------
1442240               YDH140             619.0     631.0     12.0          18.56     511
-------------------------------------------------------------------------------------------------------------------------
1442360*              YDH141             547.0     572.0     25.0          13.45     452
-------------------------------------------------------------------------------------------------------------------------
1442470               YDH132             487.0     538.0     51.0          10.86     418
-------------------------------------------------------------------------------------------------------------------------
1442470               Incl.              523.0     536.6     13.6          28.30     418
-------------------------------------------------------------------------------------------------------------------------
1442470               or                 530.0     536.6     6.6           40.23     418
-------------------------------------------------------------------------------------------------------------------------
1442590*              YDH150             487.0     512.0     25.0          3.62      390
-------------------------------------------------------------------------------------------------------------------------
1442590*              Incl.              495.0     502.0     7.0           5.62      390
-------------------------------------------------------------------------------------------------------------------------
1442680*              YDH149             459.0     473.0     14.0          8.58      343
-------------------------------------------------------------------------------------------------------------------------
1442820*              YDH134             471.0     475.5     4.5           1.99      365                Outside high
                                                                                                        grade shoot
-------------------------------------------------------------------------------------------------------------------------
1442820               P125DH15           226.0     242.0     16.0          4.94      192
-------------------------------------------------------------------------------------------------------------------------
1442820               Incl.              231.0     242.0     11.0          6.50      192
-------------------------------------------------------------------------------------------------------------------------
1442900               P125DH14           215.0     224.0     9.0           3.67      182
-------------------------------------------------------------------------------------------------------------------------
1442980               P125DH16           218.0     231.0     13.0          6.37      178
-------------------------------------------------------------------------------------------------------------------------

* New results - since 31 March 2004.

The Loulo 0 deposit five kilometres north of Yalea has also returned significant deep drill results. Drilling completed during the season has returned a number of economic intersections below the present pit design. These continue to delineate two high grade shoots, open with depth and with strike lengths of 300 and 400 metres. Intercepts are tabled below.

LOULO 0 DEEP RESULTS (listed from south to north)

-------------------------------------------------------------------------------------------------------------------------
Section               Hole Number        From      To        Length (m)    Au g/t    Depth Below       Comments
                                                                                     Surface
-------------------------------------------------------------------------------------------------------------------------

1447410               L0CP49             172.0     176.0     4.0           14.15     158               Southern Shoot
-------------------------------------------------------------------------------------------------------------------------
1447320               L0CP35             183.9     187.7     3.8           6.50      169               Southern Shoot
-------------------------------------------------------------------------------------------------------------------------
1447370               L0CP33             235.8     240.3     4.5           6.27      200               Southern Shoot
-------------------------------------------------------------------------------------------------------------------------
1447440               L0CP34             251.0     256.0     5.0           6.22      229               Southern Shoot
-------------------------------------------------------------------------------------------------------------------------
1447710               L0CP42             528.0     535.0     7.0           4.83      384               Southern Shoot
-------------------------------------------------------------------------------------------------------------------------
1448090               L0CP40             260.6     281.1     20.5          10.70     220               Northern Shoot
-------------------------------------------------------------------------------------------------------------------------
1448020               L0CP38             338.4     350.8     12.4          2.80      302               Northern Shoot
-------------------------------------------------------------------------------------------------------------------------
1448180               L0CP39             261.8     281.0     19.2          6.69      222               Northern Shoot
-------------------------------------------------------------------------------------------------------------------------
1448300               L0CP41             214.0     226.0     12.0          10.65     172               Northern Shoot
-------------------------------------------------------------------------------------------------------------------------
1448350               L0CP53             222.5     228.0     5.5           3.58      181               Northern Shoot
-------------------------------------------------------------------------------------------------------------------------

A further deep drilling programme is planned after the current rainy season to extend the indicated resources at Loulo 0 down to below 400 metres. To achieve these depths, Boart Longyear are currently mobilising a larger Sullivan 50 drill rig to site.

RANDGOLD RESOURCES ENQUIRIES:
Chief Executive
Dr Mark Bristow  +44 779 775 2288

Financial Director
Roger Williams  +44 779 771 9660

Investor & Media Relations
Kathy du Plessis  +27 11 728 4701
Cell: +27 (0) 83 266 5847
randgoldresources@dpapr.com

BACKGROUND ON RANDGOLD RESOURCES:
Randgold Resources (LSE:RRS) (Nasdaq:GOLD) is an international gold mining and exploration business focused in Africa, incorporated in the Channel Islands in
1995 and listed on the London Stock Exchange in 1997 and Nasdaq in 2002. On 22
September 2003, Randgold Resources was accepted as a member of the FTSE 250
Index.

It has to date discovered the 7 million ounce Morila deposit in southern Mali, the plus 2 million ounce Yalea deposit in western Mali and the 3 million ounce
Tongon deposit in Cote d'Ivoire. The Company successfully developed the Morila deposit into one of the world's largest and highest-margin gold mines, which since it commenced production in October 2000 has produced just over 2.5 million ounces at a total cash cost of approximately US$90 per ounce. The Company has commenced the development of a new mine at Loulo, with the open-pit operation scheduled to commence in July 2005. Feasibility study work on the underground potential to extend the life of the operation is continuing.

Randgold Resources has a prefeasibility project at Tongon in Cote d'Ivoire and a portfolio of prospective exploration projects in Mali, Cote d'Ivoire,
Senegal and Tanzania.

Full information on the Company is available on the website at
www.randgoldresources.com
-------------------------

DISCLAIMER: Statements made in this document with respect to Randgold Resources'
current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Randgold Resources. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Randgold
Resources cautions you that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, and therefore you should not place undue reliance on them. The potential risks and uncertainties include, among others, risks associated with: fluctuations in the market price of gold, gold production at
Morila, the development of Loulo, estimates of reserves and mine life and liabilities arising from the closure of Syama. For a discussion on such risk factors, refer to the annual report on Form 20-F for the year ended 31 December
2002, which was filed with the Securities Exchange Commission on 27 June 2003.
Randgold Resources assumes no obligation to update information in this release.
Cautionary Note to US Investors: The United States Securities Exchange
Commission (the `SEC') permits companies, in their filings with the SEC, to disclose only proven and probable ore reserves. We use certain terms in this release, such as "resources", that the SEC does not recognise and strictly prohibits us from including in our filings with the SEC. Investors are cautioned not to assume that all or any part of our resources will ever be converted into reserves which qualify as `proven and probable reserves' for the purposes of the
SEC's industry guide number 7.